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                                                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-41989 of FPA Medical Management, Inc. of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A of FPA Medical Management, Inc. for the year ended December 31, 1996, our report dated May 2, 1997 appearing in the Current Report on Form 8-K/A of FPA Medical Management, Inc. filed on May 30, 1997, our report dated May 2, 1997, appearing in the Current Report on Form 8-K of FPA Medical Management, Inc. filed on July 31, 1997, and our report dated May 2, 1997 (except for the 1997 poolings of interests as described in paragraphs 5 through 7 of note 1, for which the date is December 8, 1997), appearing in the Current Report on 8-K of FPA Medical Management, Inc. filed on December 10, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Diego, California
December 18, 1997